NSAR ITEM 77O
April 1, 2003 - September 30, 2003
VK Insured Tax Free Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

   1          PA Public School   Bear     10,000,000     1.700        8/14/03
            Building Authority   Stearns

   2       Commonwealth of    UBS Paine 3,000,000     2.067        9/25/03
           Kentucky Property
              and Buildings

   3       Golden State Tobacco Citigroup 15,000,000     .569        9/30/03
           Securitization Corp.


Underwriting Participants for #1

Bear, Stearns & Co. Inc.
Janney Montgomery Scott LLC
Arthurs, Lestrange & Company, Inc.
Banc One Capital Markets, Inc.
Commerce Capital Markets, Inc.
Morgan Stanley
Raymond James & Associates, Inc.
Siebert Bradford Shank & Co., LLC
Wachovia Bank, N.A.
Iron Capital Markets, Inc.
Loop Capital Markets, LLC
Merrill Lynch & Co.
Morgan Keegan & Company, Inc.
NatCity Investments
PNC Capital Markets
RBC Dain Rauscher
UBS Financial Services, Inc.
Valley Forge Asset Management Corp.

Underwriting Participants for #2

UBS Financial Services Inc.
Morgan Stanley
J.J.B. Hillard, W.L. Lyons, Inc.
Ross, Sinclaire & Associates, Inc.
Edward D. Jones & Co., L.P.
Morgan Keegan & Company, Inc.
First Kentucky Securities Corporation
Merrill Lynch & Co.
Citigroup
A.G. Edwards & Sons, Inc.
Banc One Capital Markets, Inc.
NatCity Investments, Inc.



Underwriting Participants for #3

Citigroup
Bear, Stearns & Co. Inc.
A.G. Edwards & Sons, Inc
E.J. De La Rosa & Co., Inc.
JPMorgan
Merrill Lynch & Co.
O'Connor Southwest Securities
RBC Dain Rauscher
First Albany Corporation
Banc of America Securities LLC
Goldman, Sachs & Co.
Lehman Brothers
Morgan Stanley & Co. Incorporation
Prager Sealy, & Co. LLC
UBS Financial Services Inc.
Banc One Capital Markets, Inc.
Jachson Securities
Loop Capital Markets, Inc.
Jackson Securities
Loop Capital Markets, LLC
M.R. Beal & Company
Ramirez & Co., Inc.
Wachovia Bank, National Associtation